                                                                   EXHIBIT 23.01

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this Registration Statement on Form S-4 of our reports dated January 16, 1998 on
Post Oak Central, January 16, 1998 on Washington Harbor, and January 23, 1998 on Crescent Real Estate Equities Limited Partnership and to all references to our Firm included in this Registration Statement.



                                                             Arthur Andersen LLP



Dallas, Texas,
 April 15, 1998